Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of September 29, 2017 is by and among CELADON GROUP, INC. (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

A.          Certain credit facilities have been provided to the Loan Parties pursuant to that certain Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of December 12, 2014 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent.

B.          The Borrower has informed the Administrative Agent and Lenders that it intends to obtain (i) a new asset-based credit facility and (ii) a new term loan facility and use the proceeds of such new facilities to repay in full all Obligations under the Loan Documents on or before December 31, 2017.

C.          The Borrower has requested that the Lenders make certain amendments to the Credit Agreement.

D.          The Lenders have agreed to do so on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.          Estoppel, Acknowledgement and Reaffirmation.  The Loan Parties hereby acknowledge and agree that, as of the date hereof, the Outstanding Amount of the Committed Loans and L/C Obligations constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Loan Parties hereby acknowledge the Loan Parties’ obligations under the respective Loan Documents to which they are party.  Each of the Loan Parties hereby (i) acknowledges that it has granted Liens in favor of the Administrative Agent pursuant to, and is a party to, the Collateral Documents (including, with respect to certain Guarantors, pursuant to the Joinder Agreements executed by such Guarantors); (ii) reaffirms that each of the Liens created and granted in or pursuant to the Collateral Documents is valid and subsisting as of the date hereof; (iii) agrees that such Liens shall continue in effect as security for all Obligations under the Loan Document and (iv) agrees that this Amendment shall in no manner impair or otherwise adversely affect such Liens.

3.          Audit Events.

(a)          The Administrative Agent and the Lenders hereby acknowledge and agree that, until the earlier of (x) December 31, 2017 and (y) such time as the Borrower has received a determination from its auditors that the financial statements of the Borrower as delivered prior to the date hereof impacted by the Audit Events (as defined in that certain Fourth Amendment to Amended and Restated

    Credit Agreement and Waiver dated as of May 1, 2017), or as the same may be restated as deemed necessary by its auditors, can be relied upon, notice of which  shall be provided to the Administrative Agent promptly and in any event within one (1) Business Day:

(i)          any representations and warranties as to preparation of financial statements of the Borrower in accordance with GAAP made or deemed to be made by the Loan Parties in connection with the delivery of (x) such financial statements under Sections 6.01(a), 6.01(b), and 6.02(o) of the Credit Agreement or (y) a Request for Credit Extension delivered under Section 4.02(c) of the Credit Agreement, shall be deemed to be qualified in their entirety by reference to and disclosure of the Audit Events, and no such representation or warranty shall be deemed untrue solely as a result of the occurrence of the Audit Events; and

(ii)          the existence of the Audit Events shall not, in and of itself, constitute a failure to satisfy the condition precedent set forth in Section 4.02(a) of the Credit Agreement.

(b)          Prior to December 31, 2017, the Loan Parties shall not make any Investment pursuant to Section 7.02(e) or (f) of the Credit Agreement, except for the following in an aggregate amount not to exceed $4,000,000 at any one time outstanding: (i) payroll, settlement, and similar advances to employees, drivers (including independent contractors), consultants or other service providers to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes, (ii) reasonable and customary advances of relocation expenses to employees and repair expense to independent contractors in the ordinary course of business, and (iii) advances to the Borrower¹s Mexican subsidiaries in the ordinary course of business based on accounts receivable generated by such subsidiaries not to exceed $750,000 at any one time outstanding.

4.          Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and substituting the following therefor:
“Disbursement Budget” means that certain budget of monthly aggregate Disbursements for the months of September, October, November and December 2017 delivered prior to the Sixth Amendment Effective Date, prepared by the Borrower and approved by the Borrower Financial Advisor.

“Lien Prohibited Vehicle” means any of the following Vehicles: (i) any Vehicle that is encumbered by a Permitted Lien in favor of a party other than the Administrative Agent and with respect to which the granting of a Lien in favor of the Administrative Agent on such Vehicle is prohibited under the applicable agreement with respect to such Vehicle between the applicable Loan Party and the applicable third party and (ii) certain Vehicles specified by the Borrower to the Administrative Agent prior to the Sixth Amendment Effective Date, the aggregate fair market value of which does not exceed $350,000.

“Lien Vehicle Documentation” means all instruments, information and documentation (including without limitation all available certificates of title or ownership) necessary to enable the Administrative Agent’s designee to file, in each office in each jurisdiction which the Administrative Agent shall deem reasonably necessary to perfect its Liens on Vehicles designated by the Administrative Agent, applications for certificates of title or ownership (and any other necessary documentation) indicating the Administrative Agent’s first priority Lien on such Vehicle covered by such certificate.

“L/C Sublimit” means an amount equal to $30,000,000.  The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Maturity Date” means December 12, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Outstanding Amount” means $221,300,000, as such amount may be reduced pursuant to Section 2.02(f) or increased up to an amount not to exceed the Aggregate Commitments with the written consent of the Required Lenders.

(b)          Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:
“Satisfactory IOI” means a copy of one or more indications of interest from prospective term loan lenders capable of performing with respect to one or more transactions that, together with the proceeds of the proposed new asset-based credit facility, would enable the Borrowers to repay in full all Obligations under the Loan Documents on or before December 31, 2017 in reasonable and customary form for such indications.
“Sixth Amendment Effective Date” means September 29, 2017.
(c)          Section 2.05(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          If for any reason, at any time, the ratio of (a) Total Assets as set forth in the Asset Coverage Ratio Certificate delivered pursuant to Section 6.02(h) with respect to the last Business Day of the preceding calendar week or month (as applicable) to (b) Total Outstandings is less than (i) 0.70 to 1.0 at any time on or prior to December 31, 2017 or (ii) 1.50 to 1.0 at any time after December 31, 2017, the Borrower shall on the next Business Day prepay Loans and/or Cash Collateralize the Dollar Equivalent of the L/C Obligations in the aggregate amount necessary to reduce the Total Outstandings to an amount that would comply with the applicable foregoing ratio, without a corresponding reduction of the Aggregate Commitments, the Maximum Outstanding Amount or the Maximum Borrowing Amount.
(d)          Section 4.02(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          After giving effect to the proposed Credit Extension, the ratio of (a) Total Assets as set forth in the Asset Coverage Ratio Certificate delivered pursuant to Section 6.02(h) with respect to the last Business Day of the preceding calendar week or month (as applicable) to (b) Total Outstandings shall not be less than (i) 0.70 to 1.0 at any time on or prior to December 31, 2017 or (ii) 1.50 to 1.0 at any time after December 31, 2017.
(e)          Sections 6.02(h), (i), (j), (k), (l), (s), (t) and (u) of the Credit Agreement are each amended by replacing the words “12:00 pm Eastern time” in each such section with the words “4:00 pm Eastern time”.
(f)          Sections 6.02(h) and (l) of the Credit Agreement are each amended by replacing the date “September 30, 2017” in each such section with the date “December 31, 2017”.

(g)          Section 6.02(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(v)          within forty-five (45) days after the end of each calendar month, (i) a certificate stating and providing the calculations of Adjusted EBITDAR of the Loan Parties for the preceding month and for the twelve month period ended as of the last day of such month and (ii) an accrual-based statement of cash flows for the Borrower and its Subsidiaries for the preceding calendar month;
(h)          Section 6.02 of the Credit Agreement is hereby amended by adding the following new clauses (w) and (x) to such section:
(w)          on or before October 15, 2017, a Satisfactory IOI and a certificate signed by a Responsible Officer of the Borrower confirming that the Borrower has received one or more indications of interest from prospective asset-based lenders capable of performing with respect to a new asset-based credit facility, including the identity of each such prospective asset-based lender and the amount of the asset-based credit facility proposed by such prospective asset-based lender; and
(x)          on or before November 22, 2017, a certificate signed by a Responsible Officer of the Borrower confirming that the Borrower has paid the necessary due diligence or similar upfront fees required under one or more letters of intent executed in connection with a prospective transaction or transactions that would enable the Borrowers to repay in full all Obligations under the Loan Documents on or before December 31, 2017, together with copies of such letter or letters of intent.
(i)          Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.12          Financial Covenants.
(a)          Lease Adjusted Total Debt To EBITDAR Ratio.  Maintain on a consolidated basis the Lease Adjusted Total Debt to EBITDAR Ratio not exceeding 4.00 to 1.00 as of any fiscal quarter end, commencing with the fiscal quarter ending December 31, 2017.
(b)          Fixed Charge Coverage Ratio.  Maintain on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 as of each fiscal quarter end, commencing with the fiscal quarter ending December 31, 2017.
(c)          Asset Coverage Ratio.  Not permit the Asset Coverage Ratio to be less than (i) 0.70 to 1.0 as of the last Business Day of any calendar week ending on or prior to December 31, 2017 and (ii) 1.50 to 1.0 as of the last Business Day of any calendar week ending after December 31, 2017.
(d)          Maximum Disbursements.  Not permit the aggregate amount of Disbursements of the Loan Parties to exceed (i) $111,900,000 for the period beginning August 27, 2017 and ending September 30, 2017; (ii) $97,800,000 for the period beginning October 1, 2017 and ending October 28, 2017; (iii) $97,800,000 for the period beginning October 29, 2017 and ending November 25, 2017 and (iv) $108,000,000 for the period beginning November 26, 2017 and ending December 30, 2017.  To the extent that the amount of Disbursements permitted with respect to any period set forth above exceeds the actual Disbursements of the Loan Parties for such period, such excess shall be added to the amount of Disbursements permitted with respect to the immediately succeeding period.
(e)          Adjusted CTSI Revenue.  Maintain Adjusted CTSI Revenue of not less than (i) $30,500,000 for the month of September 2017, (ii) $32,700,000 for the month of October 2017 and (iii) $29,600,000 for the month of November 2017.
(f)          Adjusted EBITDAR.  Maintain Adjusted EBITDAR, on a trailing twelve month basis, not less than (i) $76,400,000 for the twelve-month period ending September 30, 2017, (ii) $71,000,000 for the twelve-month period ending October 31, 2017 and (ii) $67,000,000 for the twelve-month period ending November 30, 2017.
(j)          Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.17          Titled Vehicles.  As soon as possible but not later than November 15, 2017, the Borrower and the U.S. Guarantors shall provide to the Administrative Agent’s designee all Lien Vehicle Documentation with respect to all Vehicles designated by the Administrative Agent, excluding Vehicles that were, as of the Fourth Amendment Effective Date, Lien Prohibited Vehicles pursuant to clause (i) of such definition or have been designated as Lien Prohibited Vehicles as of the Sixth Amendment Effective Date.  The Borrower and U.S. Guarantors shall cooperate with the Administrative Agent and its designee, and promptly take such actions as are reasonably required by the Administrative Agent or its designee for the purpose of perfecting the Liens of the Administrative Agent in all such Vehicles.  For the avoidance of doubt, the Loan Parties shall be responsible for paying, or reimbursing the Administrative Agent, as applicable, for all fees, costs and other expenses incurred in connection with perfecting the Liens of the Administrative Agent on such Vehicles.  Any request from the Borrower for the Administrative Agent release Liens on Vehicles in connection with transactions permitted under this Agreement more frequently than once per week shall be subject to an administrative fee payable to the Administrative Agent.
(k)          Section 6.18 of the Credit Agreement is hereby amended by replacing all dates set forth in such section (as such dates have been extended from time to time prior to the date hereof) with the date November 15, 2017.
(l)          Section 6.20 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:
Notwithstanding the foregoing, the Loan Parties shall be permitted to maintain the deposit accounts of certain Loan Parties that are maintained with Northwest Savings Bank as of the Sixth Amendment Effective Date until December 1, 2017.
5.          Sixth Amendment Fee.  In consideration of the Lenders’ agreements set forth herein, the Borrower shall pay to the Administrative Agent, for the account of each Consenting Lender, an amendment fee (the “Sixth Amendment Fee”) in an amount equal to 0.75% of such Consenting Lender’s Applicable

Percentage of the Maximum Outstanding Amount as of the Sixth Amendment Effective Date ($221,300,000), which fee shall be fully-earned and non-refundable as of the date hereof.  Of the Sixth Amendment Fee, (i) an amount equal to 0.50% of the Maximum Outstanding Amount shall be due and payable on the Amendment Effective Date and (ii) an amount equal to 0.25% shall be due and payable upon the earliest to occur of the January 1, 2018, acceleration of any Obligations under the Loan Documents or repayment in full of the Obligations under the Loan Documents (other than contingent indemnification obligations, Banking Services Obligations and the obligation to pay the remainder of the Sixth Amendment Fee).  As used herein, “Consenting Lender” means a Lender that executes and delivers to the Administrative Agent a signature page to this Amendment on or prior to 12:00 pm Eastern time on September 29, 2017.

6.          Extension Fee.  In consideration of the Lenders’ agreements set forth herein, the Borrower shall pay to the Administrative Agent, for the account of each Lender according to its Applicable Percentage, an extension fee in an amount equal to 0.10% of the Maximum Outstanding Amount as of the Amendment Effective Date, which fee shall be fully-earned and non-refundable as of the Amendment Effective Date (the “Extension Fee”).  The Extension Fee shall be due and payable upon the earliest to occur of January 1, 2018, acceleration of the Obligations under the Loan Documents or repayment in full of the Obligations under the Loan Documents; provided that the Extension Fee shall be waived and forgiven if all Obligations under the Loan Documents are repaid in full on or prior to 4:00 pm Eastern time on December 31, 2017.

7.          Reporting.  For the avoidance of doubt, the Loan Parties shall deliver a Compliance Certificate and all other financial reports with respect to the fiscal quarter ending September 30, 2017 as and when required under the Credit Agreement notwithstanding the absence of financial covenants with respect to such fiscal quarter.

8.          Conditions Precedent.  This Amendment shall become effective as of the date hereof upon the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:

(a)          receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, Lenders constituting Required Lenders and the Administrative Agent;

(b)          receipt by the Administrative Agent, for distribution to the Consenting Lenders according to each Consenting Lender’s Applicable Percentage, of payment of the first installment of the Sixth Amendment Fee in an amount equal to 0.50% of the Maximum Outstanding Amount, as provided in Section 5 above.

(c)          receipt by the Administrative Agent of an updated budget of monthly aggregate Disbursements for the months of September, October, November and December 2017 prepared by the Borrower, approved by the Borrower Financial Advisor and in form and substance reasonably acceptable to the Required Lenders;

(d)          receipt by the Administrative Agent of opinions of legal counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, dated as of the date hereof;

(e)          receipt by the Administrative Agent of a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (A) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving this Amendment and (B) in the case of the Borrower, certifying that, after giving effect to this Amendment, (1) the representations and warranties of each Loan Party contained in Article

V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, other than with respect to the Audit Events, and (2) no Default exists after giving effect to this Amendment;

(f)          receipt by the Administrative Agent of reimbursement from the Borrower for all reasonable and documented fees and costs (including without limitation (A) all costs incurred in connection with appraisals and perfection of Liens on Vehicles and (B) reasonable fees and costs of (i) counsel to the Administrative Agent and (ii) the Agent Financial Advisor) incurred in connection with the Loan Documents through the Sixth Amendment Effective Date; and

(g)          receipt by each Lender of reimbursement from the Borrower for all reasonably fees and costs of counsel to such Lender incurred in connection with the Loan Documents through the Sixth Amendment Effective Date.

9.          Payment of Fees and Expenses.  Promptly, and in any event within 5 Business Days of demand therefor, the Borrower shall reimburse the Administrative Agent for all fees and expenses of the Administrative Agent (including without limitation, all fees and expenses of counsel and financial advisors to the Administrative Agent and all appraisal, inspection and other costs incurred by the Administrative Agent) and any Lender for all fees and expenses of counsel to such Lender, in each case, incurred in connection with the Loan Documents, including without limitation this Amendment.

10.          Release.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any entity within the Lender Group.

11.          Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

12.          Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that (a) any forecasts of cash flows and other projections delivered to the Administrative Agent or any Lender prior to the Sixth Amendment Effective Date reflect the Borrower’s good faith estimate of the matters described therein, (b) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, other than with respect to the Audit Events, and (c) after giving effect to this Amendment, no Default exists, including without limitation any Default under Section 8.01(e) of the Credit Agreement.

13.          No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

14.          Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

15.          Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
16.          Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Indiana.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER:	CELADON GROUP, INC.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Executive Vice President, Chief Financial Officer, and Treasurer

GUARANTORS:	CELADON TRUCKING SERVICES, INC.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

CELADON LOGISTICS SERVICES, INC.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

QUALITY EQUIPMENT LEASING, LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

CELADON E-COMMERCE, INC.

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

TRANSPORTATION SERVICES INSURANCE COMPANY, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON GROUP, INC.
SIXTH AMENDMENT

GUARANTORS:	A&S SERVICES GROUP, LLC

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

OSBORN TRANSPORTATION, INC.

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

CELADON CANADIAN HOLDINGS, LIMITED

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

HYNDMAN TRANSPORT LIMITED

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

AMERICAN QUALITY LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

BEE LINE, INC.

By:	/s/ Kenneth Core
Name:	Kenneth Core
Title:	Secretary

CELADON GROUP, INC.
SIXTH AMENDMENT

GUARANTORS:	BUCKLER TRANSPORT, INC.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

CELADON DRIVING ACADEMY, LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

CELADON REALTY, LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

DISTRIBUTION, INC.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

EAGLE LOGISTICS SERVICES INC.

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

CELADON GROUP, INC.
SIXTH AMENDMENT

GUARANTORS:	HOME MANAGEMENT PROS LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

PROSAIR TECHNOLOGIES LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

QUALITY COMPANIES LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

TAYLOR EXPRESS, INC.

By:	/s/ Kenneth Core
Name:	Kenneth Core
Title:	Secretary

CELADON GROUP, INC.
SIXTH AMENDMENT

GUARANTORS:	THE AMERICAN FRANCHISING GROUP LLC

By:	/s/ Paul Svindland
Name:	Paul Svindland
Title:	Chief Executive Officer

A&S REAL ESTATE HOLDINGS, LLC

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

BUCKLER LOGISTICS, INC.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

HUNT VALLEY EQUIPMENT CO., LLC

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

J. DAVID BUCKLER, INC.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

QUALITY BUSINESS SERVICES, LLC

By:	/s/ Leslie Tarble
Name:	Leslie Tarble
Title:	Chief Financial Officer and Tresurer

QUALITY INSURANCE LLC

By:	/s/ Leslie Tarble
Name:	Leslie Tarble
Title:	Chief Financial Officer and Tresurer

CELADON GROUP, INC.
SIXTH AMENDMENT

GUARANTORS:	VORBAS, LLC

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

A&S KINARD LOGISTICS, LLC

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer

BUCKLER DISTRIBUTION CENTER, L.P.

By:	/s/ Bobby Peavler
Name:	Bobby Peavler
Title:	Vice President, Chief Financial Officer, and Treasurer
CELADON GROUP, INC.
SIXTH AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Andrew J. Maidman
Name:	Andrew J. Maidman
Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender
By:	/s/ Andrew J. Maidman
Name:	Andrew J. Maidman
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Kristine Neljes
Name:	Kristine Neljes
Title:	Senior Vice President

CITIZENS BANK, N.A., as a Lender

By:	/s/ John F. Kendrick
Name:	John F. Kendrick
Title:	Vice President

Back to Form 8-K

CELADON GROUP, INC.
SIXTH AMENDMENT